As filed with the Securities and Exchange Commission on May 10, 2007
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ADVANCIS PHARMACEUTICAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	52-2208264
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employee Identification No.)

20425 Seneca Meadows Parkway
Germantown, Maryland 20876
(301) 944-6600
(Address, Including Zip Code, and Telephone Number
Including Area Code, of Registrant’s Principal Executive Offices)

Edward M. Rudnic, Ph.D.
President and Chief Executive Officer
Advancis Pharmaceutical Corporation
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
(301) 944-6600
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies To:

Frederick W. Kanner, Esq.
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000

Approximate Date of Proposed Sale to the Public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered (1)	Price per Share(2)	Offering Price(2)	Fee
Common Stock, $.01 par value	17,771,250 shares	$2.80	$49,759,500	$1,527.62

(1)	Includes 7,616,250 shares issuable upon exercise of warrants. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low sales prices as reported on the Nasdaq Global Market on May 8, 2007 of $2.90 and $2.70, respectively.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting under said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 10, 2007

ADVANCIS PHARMACEUTICAL CORPORATION

17,771,250 Shares of Common Stock

This prospectus relates to the public offering, from time to time, of up to an aggregate of 17,771,250 shares of common stock, par value $.01 per share, of Advancis Pharmaceutical Corporation, by selling stockholders or their pledgees, transferees or other successors in interest. The 17,771,250 shares of common stock consist of 10,155,000 shares of our common stock currently held by the selling stockholders and 7,616,250 shares of our common stock issuable to the selling stockholders upon the exercise of warrants. We will not receive any of the proceeds from the sale of these shares of common stock.

Our common stock is traded on the Nasdaq Global Market under the symbol “AVNC.” On May 9, 2007 the closing price of one share of our common stock was $2.65.

Investing in our common stock involves significant risks. See “Risk Factors” on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May   , 2007

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), that involve risks and uncertainties. In some cases, forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and similar expressions. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the incorporated document, as the case may be. All of these forward-looking statements are based on information available to us at the time of this prospectus or the incorporated document, as the case may be, and we assume no obligation to update any of these statements. Actual results could differ from those projected in these forward-looking statements as a result of many factors, including those identified by reference in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere contained in our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by our Quarterly Reports on Form 10-Q and in the documents filed by us with the SEC after the date of this prospectus and incorporated by reference herein. We urge you to review and consider the various disclosures made by us in this prospectus, and those detailed from time to time in our filings with the Securities and Exchange Commission, that attempt to advise you of the risks and factors that may affect our future results.

Advancis, Advancis Pharmaceutical Corp., PULSYS and Keflex are trademarks and trade names of Advancis Pharmaceutical Corporation. All other trademarks, trade names or service marks appearing in this prospectus and the incorporated documents are the property of their respective owners.

In December 2003, Aventis and Aventis Pharmaceuticals Inc., now part of sanofi-aventis, brought an action against us, alleging, in essence, that our corporate name is infringing the plaintiff’s trademark and seeking injunctive relief. A trial was held in May 2005, and the Court’s decision, dated September 26, 2006, ruled in favor of sanofi-aventis and required sanofi-aventis and us to jointly submit a proposed Permanent Injunction and Order, which was submitted on October 27, 2006. On October 31, 2006 the Judge approved the proposed Order, which will cause us to surrender our trademark registrations for the “Advancis” name, and cease using the name in connection with our business, effective June 30, 2007.

SUMMARY

This summary highlights information about Advancis Pharmaceutical Corporation. Because this is a summary, it does not contain all the information you should consider before investing in our common stock. You should read carefully this entire prospectus and the documents that we incorporate by reference. As used in this prospectus, references to “we,” “us,” “our,” “Advancis” or “our Company” and similar terms mean Advancis Pharmaceutical Corporation.

Advancis Pharmaceutical Corporation

We are a pharmaceutical company focused on the development and commercialization of pulsatile drug products that fulfill unmet medical needs in the treatment of infectious disease. We are developing anti-infective drugs based on our novel biological finding that bacteria exposed to antibiotics in front-loaded staccato bursts, or “pulses,” are killed more efficiently than those under standard treatment regimens. Based on this finding, we have developed a proprietary, once-a-day pulsatile delivery technology called PULSYStm (“PULSYS”). By examining the resistance patterns of bacteria and applying our delivery technologies, we believe we have the potential to redefine infectious disease therapy, and reduce drug resistance versus currently available antibacterial products. In March 2007, we re-filed a New Drug Application (“NDA”) with the U.S. Food and Drug Administration (the “FDA”) for our lead pulsatile product candidate, an Amoxicillin PULSYS product for adults and adolescents with pharyngitis and/or tonsillitis. In 2004, we acquired the U.S. rights to Keflex (cephalexin) from Eli Lilly and Company. We sell our line of Keflex products to wholesalers in both capsule and powder formulations. In May 2006, we received FDA approval for two additional Keflex strengths — 333mg capsules and 750mg capsules. Following FDA approval, we commenced commercialization initiatives focused solely on the Keflex 750mg capsules. In addition to these non-PULSYS Keflex products, we have a Keflex PULSYS product candidate that is currently in Phase I clinical trials.

We were incorporated in Delaware in December 1999 and commenced operations in January 2000. Our principal executive offices are located at 20425 Seneca Meadows Parkway, Germantown, Maryland 20876. Our telephone number is (301) 944-6600. Our website is www.advancispharm.com. Information contained on our website is not part of, and is not incorporated into, this prospectus. Our filings with the SEC are available without charge on our website as soon as reasonably practicable after filing.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, and as further updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission after the date of this prospectus and that are incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in us.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus. We will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

SELLING STOCKHOLDERS

In April 2007, we completed a private placement of 10,155,000 shares of common stock and warrants to acquire up to 7,616,250 additional shares of common stock. This prospectus covers the offer and sale by the selling stockholders of up to the total number of shares of common stock issued and issuable to the selling stockholders in connection with the private placement. The private placement transaction was exempt from the registration requirements of the Securities Act, in reliance upon Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The shares and warrants in the private placement transaction were offered and sold only to “accredited investors,” as defined in Regulation D under the Securities Act who represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. In satisfaction of our obligations under a registration rights agreement we entered into with the selling stockholders in connection with the private placement, this prospectus registers the resale of 17,771,250 shares of our common stock, representing the 10,155,000 shares of our common stock and the 7,616,250 shares of our common stock underlying the warrants acquired by the selling stockholders in the private placement. We have agreed to keep the registration statement effective until such date that is the earlier of (i) the date as of which all of the shares of common stock are eligible to be sold pursuant to Rule 144(k) (or any successor rule thereto) under the Securities Act or (ii) the date when all of the shares of common stock offered hereby are sold. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Except as set forth herein, the selling stockholders have not had any position, office or material relationship with us within the past three years.

Because the selling stockholders may sell all, some or none of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of common stock that will be beneficially owned by the selling stockholders after this offering. The column showing number of shares owned after the offering assumes that the selling stockholders will sell all of the securities offered by this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. In calculating the shares beneficially owned by each selling stockholder prior to and after the offering, we have based our calculations on the number of shares of common stock deemed outstanding as of May 8, 2007.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

The following table shows information, as of May 8, 2007, with respect to the selling stockholders and the shares of our common stock, which they beneficially own, that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling stockholders.

	Number of
	Shares of	Maximum
	Common	Number of	Shares Beneficially
	Stock and	Shares to be	Owned After Offering
	Warrants	Sold Pursuant	Number of
	Owned Prior	to this	Shares and	Percentage
Name of Selling Stockholder	to the Offering	Prospectus	Warrants	of Class

Boxer Capital LLC(1)	1,050,000	1,050,000	—	—
Broadview Partners, L.P.(2)	14,784	8,820	5,964	*
Clarion Capital Corporation(3)	218,750	218,750	—	—
Deerfield Special Situations Fund, L.P.(4)	1,114,987	378,787	736,200	1.58%
Deerfield Special Situations Fund International, Ltd.(5)	2,239,968	758,713	1,481,255	3.18%
Frontpoint Healthcare Horizons Fund LP(6)	626,150	626,150	—	—
Frontpoint Long Horizons Healthcare Fund LP(6)	248,850	248,850	—	—
HealthCare Ventures VI, L.P.(7)	6,727,566	1,195,080	5,532,486	11.88%
HealthCare Ventures VII, L.P.(7)	2,754,293	379,920	2,374,373	5.03%
James D. Russo(8)	238,278	70,000	168,278	*
Millennium Partners, L.P.(9)	4,200,000	2,100,000	2,100,000	4.51%
MKM Longboat Multistrategy Master Fund Ltd(10)	437,500	437,500	—	—
Playback & Company c/o Federated Kaufmann Fund(11)	3,500,000	3,500,000	—	—
Rho Ventures V, L.P.(12)	5,672,322	1,930,502	3,741,820	7.87%
Rho Ventures V Affiliates, LCC(12)	498,029	169,498	328,531	*
SRB Greenway Capital, L.P.(13)	63,700	63,700	—	—
SRB Greenway Capital (Q.P.), L.P.(13)	551,600	551,600	—	—
SRB Greenway Offshore Operating Fund, L.P.(13)	23,450	23,450	—	—
Symmetry Capital Partners L.P.(14)	74,990	32,270	42,720	*
Symmetry Capital Qualified Partners L.P.(14)	64,895	64,895	—	—
Symmetry Parallax Partners L.P.(14)	71,393	71,393	—	—
Symmetry Capital Offshore Fund Ltd(14)	50,192	50,192	—	—
Tang Capital Partners, L.P.(15)	3,325,000	3,325,000	—	—
The Jay Goldman Master L.P.(16)	598,791	281,400	317,391	*
Woodmont Investments, Ltd.(16)	578,925	234,780	344,145	*

Total	34,944,413	17,771,250	17,173,163	35.56%

*	Represents less than 1% of the total.

(1)	Includes 600,000 shares of common stock and 450,000 shares of common stock underlying warrants that are currently exerciseable. Boxer Asset Management, a Bahamian corporation, is the managing member of Boxer Capital LLC and has delegated voting and investment control over these securities to Shehan Dissanayake.

(2)	Includes 11,004 shares of common stock and 3,780 shares of common stock underlying warrants that are currently exerciseable. Jay G. Goldman has sole voting and dispositive power for all shares held by Broadview Partners, LP and disclaims beneficial ownership of such shares.

(3)	Includes 125,000 shares of common stock and 93,750 shares of common stock underlying warrants that are currently exerciseable. Morton A. Cohen, Chairman of the Board of Clarion Capital Corporation, exercises discretionary authority to vote and dispose of the securities held by Clarion Capital Corporation. Mr. Cohen disclaims beneficial ownership of the securities owned by Clarion Capital Corporation.

(4)	Includes 216,450 shares of common stock and 162,337 shares of common stock underlying warrants that are currently exerciseable. Deerfield Capital, L.P. is the general partner of Deerfield Special Situations Fund, L.P. James E. Flynn is the general partner of Deerfield Capital, L.P. Mr. Flynn has dispositive and voting power over the shares owned by these funds. Mr. Flynn disclaims beneficial ownership of the securities held by Deerfield Special Situations Funds, L.P. except to the extent of his pecuniary interest therein.

(5)	Includes 433,550 shares of common stock and 325,163 shares of common stock underlying warrants that are currently exerciseable. Deerfield Management, L.P. is the general partner of Deerfield Special Situations Fund International, Ltd. James E. Flynn Management, L.L.C. is the general partner of Deerfield Management, L.P. James E. Flynn is the general partner of James E. Flynn Management, L.L.C. Mr. Flynn has dispositive and voting power over the shares owned by these funds. Mr. Flynn disclaims beneficial ownership of the securities held by Deerfield Special Situations Funds, L.P. except to the extent of his pecuniary interest therein.

(6)	Includes 357,800 shares of common stock and 268,350 shares of common stock underlying warrants that are currently exercisable held by FrontPoint Healthcare Horizons Fund, L.P.; and 142,200 shares of common stock and 106,650 shares of common stock underlying warrants that are currently exercisable held by FrontPoint Long Horizons Healthcare Fund, L.P. FrontPoint Healthcare Fund GP, LLC is the general partner of FrontPoint Healthcare Horizons Fund, L.P. and FrontPoint Long Horizons Healthcare Fund, L.P. FrontPoint Partners LLC is the managing member of FrontPoint Healthcare Fund GP, LLC and as such has voting and dispositive power over the securities held by the fund. Philip Duff, W. Gillespie Caffray and Paul Ghaffari are members of the Board of Managers of FrontPoint Partners LLC and are members of its Management Committee. Messrs. Duff, Caffray and Ghaffari and FrontPoint Partners LLC and FrontPoint Healthcare Fund GP, LLC each disclaim beneficial ownership of the securities held by the fund except for their pecuniary interest therein.

(7)	Based on a Schedule 13D filed on April 18, 2007, the number of shares of common stock includes 3,629,973 shares of common stock owned by HealthCare Ventures V, L.P.; 6,215,389 shares of common stock owned and 512,177 shares of common stock issuable upon exercise of warrants by HealthCare Ventures VI, L.P.; and 1,975,892 shares of common stock owned and 778,401 shares of common stock issuable upon exercise of warrants by HealthCare Ventures VII, L.P. Harold R. Werner and James H. Cavanaugh are directors of the Company. Dr. Cavanaugh and Mr. Werner are both general partners of HealthCare Partners V, L.P., HealthCare Partners VI, L.P. and Healthcare Partners VII, L.P., which are the general partners of HealthCare Ventures V, L.P., HealthCare Ventures VI, L.P. and Healthcare Ventures VII, L.P., respectively.

(8)	Includes 144,423 shares of common stock, 30,000 shares of common stock underlying warrants that are currently exercisable and 63,855 shares issuable upon exercise of options that are exercisable within 60 days. James Russo is an employee of our Company. The address for Mr. Russo is 20425 Seneca Meadows Pkwy, Germantown, MD 20876.

(9)	Includes 3,300,000 shares of common stock and 900,000 shares of common stock underlying warrants that are currently exercisable. Millennium Management, L.L.C., a Delaware limited liability company, is the managing partner of Millennium Partners, L.P., a Cayman Islands exempt limited partnership, and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners, L.P. Israel A. Englander is the managing member of Millennium Management, L.L.C. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management, L.L.C. The foregoing should not be construed in and of itself as an admission by either of Millennium Management, L.L.C. or Mr. Englander as to beneficial ownership of the shares of our common stock owned by Millennium Partners, L.P.

(10)	Includes 250,000 shares of common stock and 187,500 shares of common stock underlying warrants that are currently exercisable by MKM Longboat Multi-Strategy Master Fund Ltd. (the “MKM Fund”). MKM Longboat Capital Advisors LLP is the investment manager of the MKM Fund and has dispositive and voting power over the securities owned by the MKM Fund. MKM Longboat Capital Advisors LLP disclaims beneficial ownership of the securities held by the MKM Fund.

(11)	Includes 2,000,000 shares of common stock and 1,500,000 shares of common stock underlying warrants that are currently exercisable. Federated Kaufmann Fund (“FKF”) is a portfolio of Federated Equity Funds, a registered investment company. The parent holding company of FKF’s advisors is Federated Investors Inc. FKF’s advisor is Federated Equity Management Company of Pennsylvania (“FEMCPA”) which has delegated daily management of the fund’s assets to Federated Global Investment Management Corp. (“FGIMC”), as subadvisor. While the officers and directors of FEMCPA have dispositive power over FKF’s portfolio securities, they customarily delegate this dispositive power, and therefore the day to day dispositive decisions are made by the portfolio managers of FKF, currently, Lawrence Auriana and Hans P. Utsch. Messrs. Auriana and Utsch disclaim any beneficial ownership of the shares. With respect to voting power, FKF has delegated the authority to vote proxies to FEMCPA. FEMCPA has established a Proxy Voting Committee to cast proxy votes on behalf of FKF in accordance with proxy voting policies and procedures approved by FKF.

(12)	Includes 3,874,863 shares of common stock and 1,797,459 shares of common stock underlying warrants that are currently exercisable by Rho Ventures V, L.P. and 340,212 shares of common stock and 157,817 shares of common stock underlying warrants that are currently exercisable by Rho Ventures V Affiliates, L.C.C. Rho Management Trust I owns 115,316 shares of common stock. 607,374 shares of common stock are owned or managed by Joshua Ruch by reason of his control over certain entities as well as a trusteeship of a family trust, and he may be deemed to be the beneficial owner, and 1,717 shares owned by each of Habib Kairouz and Mark Leschly. Martin Vogelbaum is a director of the Company and has received 30,000 shares issuable upon exercise of options that are exercisable within 60 days. Mr. Vogelbaum is a member of the general partner of Rho Ventures V, L.P. and a member of the managing member of Rho Ventures V Affiliates, L.L.C. Mr. Vogelbaum disclaims beneficial ownership of the shares owned by Rho Ventures V, L.P. and Rho Ventures V Affiliates, L.L.C. except to the extent of his proportionate pecuniary interest therein.

(13)	Includes 36,400 shares of common stock and 27,300 shares of common stock underlying warrants that are currently exercisable by SRB Greenway Capital, L.P.; 315,200 shares of common stock and 236,400 shares of common stock underlying warrants that are currently exercisable by SRB Greenway Capital, (Q.P.), L.P.; and 13,400 shares of common stock and 10,050 shares of common stock underlying warrants that are currently exercisable by SRB Greenway Offshore Operating Fund, L.P. Steven R. Becker, as the sole member of BC Advisors, LLC, the general partner of SRB Management, L.P., has sole voting and dispositive power with respect to the shares registered on behalf of SRB Greenway Capital, L.P., SRB Greenway Capital, (Q.P.), L.P. and SRB Greenway Offshore Operating Fund, L.P.

(14)	Includes 18,440 shares of common stock and 13,880 shares of common stock underlying warrants that are currently exercisable by Symmetry Capital Partners L.P.; 37,083 shares of common stock and 27,812 shares of common stock underlying warrants that are currently exercisable by Symmetry Capital Qualified Partners L.P.; 40,796 shares of common stock and 30,597 shares of common stock underlying warrants that are currently exercisable by Symmetry Parallax Partners L.P.; and 28,681 shares of common stock and 21,511 shares of common stock underlying warrants that are currently exercisable by Symmetry Capital Offshore Fund Ltd. The management of these funds is directed by Symmetry Capital Management, LLC. As portfolio manager of Symmetry Capital Management, LLC, Kellie Seringer exercises voting and dispositive power over the shares held of record by Symmetry Capital Partners L.P., Symmetry Capital Qualified Partners L.P., Symmetry Parallax Partners L.P. and Symmetry Capital Offshore Fund Ltd.

(15)	Includes 1,900,000 shares of common stock and 1,425,000 shares of common stock underlying warrants that are currently exercisable. Kevin C. Tang, as managing member of the general partner of Tang Capital Partners, LP, has voting and investment control over the securities held by Tang Capital Partners, LP.

(16)	Includes 478,191 shares of common stock and 120,600 shares of common stock underlying warrants that are currently exercisable by The Jay Goldman Master L.P; and 478,305 shares of common stock and 100,620 shares of common stock underlying warrants that are currently exercisable by Woodmont Investments, Ltd. Jay G. Goldman has sole voting and dispositive power for all shares held by The Jay Goldman Master L.P. and by Woodmont Investments, Ltd. and disclaims beneficial ownership of such shares.

PLAN OF DISTRIBUTION

We are registering the previously issued 10,155,000 shares of our common stock and 7,616,250 of our common stock issuable upon the exercise of warrants to permit the resale of these shares of our common stock by the selling stockholders from time to time after the date of this prospectus. We are registering the common stock to fulfill our obligations under a registration rights agreement with the selling stockholders. The registration of the common stock does not necessarily mean that any of the shares will be offered or sold by the selling stockholders under this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act or pursuant to another exemption from registration under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the relevant selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances in which the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. If required, we will file a supplement to this prospectus or an amendment to the registration statement, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock pursuant to this prospectus and activities of the selling stockholders.

The registration rights agreement permits us to suspend the use of this prospectus in connection with sales of the shares of our common stock offered under this prospectus by holders during periods of time under certain circumstances relating to pending corporate developments and public filings with the Securities and Exchange Commission and similar events.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon for us by Dewey Ballantine LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are filing this prospectus as part of a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted under the rules of the SEC. We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The Exchange Act file number for our SEC filings is 000-50414. You may read and copy the registration statement and any other document we file at the SEC’s public reference room located at:

100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC and these filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our shares of common stock are listed on The Nasdaq Global Market under the symbol “AVNC.” You may read and copy our SEC filings and other information at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. Information about us, including our SEC filings, is also available on our website at http://www.advancispharm.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file at a later date with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information that is not deemed filed under the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 26, 2007, including information incorporated by reference from our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders filed on April 27, 2007.

•	Our Current Reports on Form 8-K filed on March 27, 2007 and April 13, 2007.

•	The description of our common stock which is contained in the Company’s registration statement on Form S-1 (File No. 333-107599), as amended.

We will provide a copy of the documents we incorporate by reference upon request, at no cost, to any person who receives this prospectus. You may request a copy of these filings, by writing or telephoning us at the following:

Advancis Pharmaceutical Corporation
20425 Seneca Meadows Parkway
Germantown, Maryland 20876
Attention: Robert C. Low
(301) 944-6600

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or document incorporated by reference is accurate as of any date other than the date on the front of the relevant document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Advancis Pharmaceutical Corporation. All of the amounts shown are estimated except the SEC registration fee.

SEC Registration fee	$1,528
Printing fee	5,000
Accounting fees and expense	5,000
Legal fees and expenses	10,000
Miscellaneous	4,680

Total	$26,208

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

Our certificate of incorporation and bylaws provide that we will indemnify and advance expenses to our directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was our director, officer or employee, or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise. We have entered into indemnification agreements with each of our directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

We have purchased directors’ and officers’ liability insurance to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 16.	Exhibits.

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on May 10, 2007.

ADVANCIS PHARMACEUTICAL CORPORATION

By:	/s/ Edward M. Rudnic, Ph.D.
Edward M. Rudnic, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below hereby constitutes and appoints Edward M. Rudnic, Ph.D. and Robert C. Low, or either of them, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Signatures	Title	Date

/s/ Edward M. Rudnic, Ph.D. Edward M. Rudnic, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2007

/s/ Robert C. Low Robert C. Low	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 10, 2007

/s/ Gordon Douglas, Jr. R. Gordon Douglas, Jr., M.D.	Chairman of the Board	May 10, 2007

/s/ James H. Cavanaugh, Ph.D. James H. Cavanaugh, Ph.D.	Director	May 10, 2007

/s/ Richard W. Dugan Richard W. Dugan	Director	May 10, 2007

/s/ Wayne T. Hockmeyer, Ph.D. Wayne T. Hockmeyer, Ph.D.	Director	May 10, 2007

/s/ Martin A. Vogelbaum Martin A. Vogelbaum	Director	May 10, 2007

/s/ Harold R. Werner Harold R. Werner	Director	May 10, 2007

EXHIBIT INDEX

Number		Description

3	.1*	Sixth Restated Certificate of Incorporation
3	.2*	Amended and Restated Bylaws
4	.1*	Specimen stock certificate
4.2		Registration Rights Agreement(1)
4.3		Form of Common Stock Warrant(2)
5.1		Opinion of Dewey Ballantine LLP
23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.4		Consent of Dewey Ballantine LLP (included in Exhibit 5.1)
24.1		Powers of Attorney (included in the signature page hereto)

*	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-107599).

(1)	Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 13, 2007.

(2)	Filed as an exhibit to the Securities Purchase Agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 13, 2007.